As filed with the Securities and Exchange Commission on February 17, 2015	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________
Mavenir Systems, Inc.
(Exact name of registrant as specified in its charter)
______________________

Delaware	61-1489105
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1700 International Parkway, Suite 200 Richardson, Texas	75081
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2013 Equity Incentive Plan
Amended and Restated 2013 Employee Stock Purchase Plan
(Full title of the plan)

Terry Hungle
Chief Financial Officer
Mavenir Systems, Inc.
1700 International Parkway, Suite 200, Richardson, Texas 75081
(Name and address of agent for service)
(469) 916-4393
(Telephone number, including area code, of agent for service)
______________________
Copies to:
Alan Bickerstaff
Andrews Kurth LLP
111 Congress, Suite 1700
Austin, Texas 78701
(512) 320-9200
______________________
Indicate by check mark whether the registrant if a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share:	1,301,176 shares(2)	$14.49 (3)	$18,847,534(3)	$2,190
Common Stock, par value $0.001 per share:	289,150 shares(4)	$12.32 (5)	$3,562,328(5)	$414

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares of common stock registered under this registration statement will automatically be increased to cover any additional shares of the registrant’s common stock that become issuable with respect to the securities registered hereunder by reason of any stock split, stock dividend, extraordinary dividend, combination of shares, mergers, consolidations, recapitalizations or other similar transactions.

(2)
Represents an automatic increase to the number of shares available for issuance on January 1, 2015 pursuant to an “evergreen” provision under the Mavenir Systems, Inc. Amended and Restated 2013 Equity Incentive Plan (the “2013 Plan”). Shares available for issuance under the 2013 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on November 7, 2013 (Registration No. 333-192149) and February 25, 2014 (Registration No. 333-194127). The number of shares available for issuance under the 2013 Plan automatically increases on January 1st of each calendar year during the term of the 2013 Plan, commencing on January 1, 2015, by the lesser of (A) four and one-half percent (4.5%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, (B) 2,857,143 shares or (C) such other amount determined by the registrant’s Board of Directors.

(3)
Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low sales prices of the registrant’s common stock, as reported on the New York Stock Exchange on February 13, 2015, which is within five days of the filing of this registration statement. On February 13, 2015, the high sales price was $14.80 and the low sales price was $14.17.

(4)
Represents an automatic increase to the number of shares available for issuance on January 1, 2015 under the Mavenir Systems, Inc. Amended and Restated 2013 Employee Stock Purchase Plan (the “2013 ESPP”). Shares available for issuance under the 2013 ESPP were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on November 7, 2013 (Registration No. 333-192149). The number of shares available for issuance under the 2013 ESPP shall be cumulatively increased on January 1, 2015 and on each subsequent January 1 through and including January 1, 2022, by a number of shares equal to one percent (1%) of the number of shares of common stock issued and outstanding on the last trading day in December of the immediately preceding calendar year, not to exceed 428,572 shares.

(5)
Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the 1933 Act solely for the purpose of calculating the registration fee on the basis of 85% of $14.49, the average of the high and low sales prices of the registrant’s common stock, as reported on the New York Stock Exchange on February 13, 2015. Pursuant to the ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be equal to 85% of the lower of the fair market value on (i) the first trading day of the offering period and (ii) the purchase date.

PART I

INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENTS
This Registration Statement on Form S-8 is filed by Mavenir Systems, Inc., a Delaware corporation (the “Company”), relating to (1) 1,301,176 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable under the Mavenir Systems, Inc. Amended and Restated 2013 Equity Incentive Plan (as amended, the “2013 Plan”) that have become reserved for issuance as a result of the operation of the “evergreen” provision of the 2013 Plan, which provides that the total number of shares subject to such plan will be increased on the first day of each fiscal year pursuant to a specified formula, and (2) 289,150 shares of Common Stock issuable under the Mavenir Systems, Inc. 2013 Amended and Restated Employee Stock Purchase Plan (the “2013 ESPP”) that have become reserved for issuance as a result of the operation of an automatic increase, which provides that the total number of shares subject to such plan will be increased on the first day of each fiscal year pursuant to a specified formula. The shares of Common Stock included on this Registration Statement are in addition to the shares of Common Stock relating to the 2013 Plan and the 2013 ESPP that were registered on the Company’s Registration Statements on Form S-8 filed on November 7, 2013 (Registration No. 333-192149) and February 25, 2014 (Registration No. 333-194127) (the “Prior Registration Statements”).
This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding the Registration of Additional Securities. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as supplemented by the information set forth below.
PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The Company incorporates by reference in this registration statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

•
the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which includes audited consolidated financial statements for the Company’s latest fiscal year, filed with the Commission on February 21, 2014;

•	the Company’s Proxy Statement filed on April 29, 2014 (solely to the extent incorporated by reference into part III of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013);

•	the Company’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2014, June 30, 2014 and September 30, 2014;

•
the Company’s Current Reports on Form 8-K filed with the Commission on March 10, 2014, March 25, 2014, April 15, 2014, June 24, 2014, August 6, 2014, November 12, 2014, November 21, 2014, January 14, 2015, January 20, 2015, and our amended Current Report on Form 8-K/A filed with the Commission on February 2, 2015 (excluding in each case any information furnished and not filed with the SEC); and

•
the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on November 1, 2013 (File No. 001-36171), and any amendment or report filed for the purpose of updating that description.

All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.    Exhibits.

Exhibit
Number        Description

+4.1
Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q filed on December 5, 2013, Reg. No. 001-36171).

+4.2	Form of Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1, Reg. No. 333-191563).

+4.3	Amended and Restated 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-1, Reg. No. 333-191563).

+4.4
Amended and Restated 2013 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on October 27, 2014, Reg. No. 001-36171).

*5.1	Opinion of Andrews Kurth LLP

*23.1	Consent of BDO USA, LLP

*23.2	Consent of Armanino, LLP

*23.3	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included on the signature page of this Registration Statement)
______________________
+ Incorporated by reference.
*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on the 17th day of February, 2015.

By: /s/ Pardeep Kohli _
Pardeep Kohli
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Mavenir Systems, Inc., a Delaware corporation, do hereby constitute and appoint Pardeep Kohli, Terry Hungle and Stephanie DelaCruz, and each of them, the lawful attorneys-in-fact and agents with full power of substitution, each with power to act alone, and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the capacities indicated on the 17th day of February, 2015.

Signature	Title

/s/ Pardeep Kohli _ Pardeep Kohli	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Terry Hungle _ Terry Hungle	Chief Financial Officer (Principal Financial Officer)
/s/ David Lunday _ David Lunday	Controller (Principal Accounting Officer)
/s/ Benjamin L. Scott _ Benjamin L. Scott	Chairman of the Board
/s/ Jeffrey P. McCarthy _ Jeffrey P. McCarthy	Director
/s/ Vivek Mehra _ Vivek Mehra	Director
/s/ Hubert de Pesquidoux _ Hubert de Pesquidoux	Director
/s/ Venu Shamapant _ Venu Shamapant	Director
/s/ Ammar H. Hanafi _ Ammar H. Hanafi	Director

EXHIBIT INDEX

Exhibit

    Number        Description

+4.1
Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q filed on December 5, 2013, Reg. No. 001-36171).

+4.2	Form of Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1, Reg. No. 333-191563).

+4.3	Amended and Restated 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-1, Reg. No. 333-191563).

+4.4
Amended and Restated 2013 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on October 27, 2014, Reg. No. 001-36171).

*5.1	Opinion of Andrews Kurth LLP

*23.1	Consent of BDO USA, LLP

*23.2	Consent of Armanino, LLP

*23.3	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included on the signature page of this Registration Statement)
______________________
+ Incorporated by reference.
*Filed herewith